Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption “Experts” in amendment no. 1 to the Registration Statement (Form F-1 No. 333-155738) and related Prospectus of Attunity Ltd, and to the incorporation by reference therein of our report dated April 6, 2009, with respect to the consolidated financial statements of Attunity Ltd included in its Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 6, 2009	A Member of Ernst & Young Global